SPECIAL MEETING OF STOCKHOLDERS OF MIM CORPORATION [_____ __], 2004

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your proxy card in the
envelope provided as soon
as possible.

â Please detach along perforated line and mail in the envelope provided.â
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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN

Proposal 1.To approve the issuance of common stock of MIM pursuant to the Agreement and Plan of Merger, dated as of August 9, 2004, by and among MIM Corporation, Corvette Acquisition Corp., a wholly owned subsidiary of MIM, and Chronimed Inc., a copy of which is attached as Annex A to the joint proxy statement/prospectus accompanying this proxy, pursuant to which Chronimed will become a wholly owned subsidiary of MIM.
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Proposal 2. To adopt the second amended and restated certificate of incorporation to change MIM's name to BioScrip, Inc. and to increase the number of authorized shares of MIM common stock from 40 million shares to 75 million shares.
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Proposal 3. To approve any motion to adjourn or postpone the MIM special meeting to another time or place to permit, among other things, further solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of the foregoing proposals.
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This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If properly executed and no direction is given, this proxy will be voted "FOR" Proposals 1, 2 and 3.

Proposal 1, 2 and 3 are more fully described in the Joint Proxy Statement/Prospectus that accompanies this proxy. You are encouraged to read the Joint Proxy Statement/Prospectus carefully.

The undersigned acknowledges receipt from MIM Corporation prior to the execution of this proxy, of the Notice of Special Meeting and accompanying Joint Proxy Statement/Prospectus relating to the merger.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
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Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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PROXY CARD
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS MIM CORPORATION SPECIAL MEETING OF STOCKHOLDERS TO BE HELD [_____ __], 2004

           The undersigned stockholder of MIM CORPORATION, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and accompanying Joint Proxy Statement /Prospectus relating to the merger and hereby revokes all prior proxies and appoints Richard H. Friedman and Barry A. Posner, or either one of them, proxies and attorneys-in-fact, with full powers to each of substitution and resubstitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of the Company (the “Special Meeting”) to be held on [_______ __], 2004, at [__:00 _.m]., local time, at the [_________________________, ________  ____________, ___________, ______________], and at any adjournments or postponements thereof, and to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side and upon such other matters as may properly come before the Special Meeting or any adjournments or postponements thereof, hereby revoking any proxies heretofore given.

           THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO CONTRARY DIRECTION IS INDICATED WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3 ON THE REVERSE SIDE HEREOF IN FAVOR OF MANAGEMENT’S RECOMMENDATIONS AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING AS SAID PROXIES DEEM ADVISABLE AND IN THE BEST INTEREST OF THE COMPANY.

(IMPORTANT – TO BE MARKED, SIGNED AND DATED ON REVERSE SIDE)

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